Exhibit (a)(2)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Bancroft Convertible Fund, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that this Board declares it advisable that Article Fourth of the Certificate of Incorporation of the Corporation be amended to read as follows:

                           "FOURTH. The total number of shares of
                  stock which the Corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $.01 each."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Bancroft Convertible Fund, Inc. has caused its corporation seal to be hereunto affixed and this certificate to be signed by Bancroft G. Davis, its Chairman of the Board of Directors, and attested by Mary
L. Rodgers, its Assistant Secretary, this 7th day of April, 1971.


                                       BANCROFT CONVERTIBLE FUND, INC.


                                       By: /s/ Bancroft G. Davis
                                           -------------------------------------
                                               Bancroft G. Davis,
                                               Chairman of the Board
                                               of Directors

Attest:

By:  /s/ Mary L. Rodgers
     --------------------------------------
         Assistant Secretary


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